UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2023 (January 27, 2023)

VALUE EXCHANGE INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

Nevada	000-53537	26-3767331
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

Unit 602, Block B, 6 Floor, Shatin Industrial Centre, 5-7 Yuen Shun Circuit,
Shatin, N.T., Hong Kong SAR
(Address of principal executive offices) (Zip Code)

(852) 2950 4288
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Exchange on which registered
NONE	----	----

Item 1.01 Entry into a Material Definitive Agreement

Credit Line. Value Exchange International, Inc. (“Company”) entered into a Convertible Credit Agreement, dated and effective as of January 27, 2023, (“2023 Credit Agreement”) with the following lenders: (1) GigWorld, Inc., a Delaware corporation, (“GWI”) and (2) American Wealth Mining Corp., a Nevada corporation, (“AWMC”). GWI and AWMC are also referred to individually as a “Lender” and collectively, as the “Lenders.” “Date of this Form 8-K” means date that this Current Report on Form 8-K is filed with the Commission.

Maximum Credit Line; Interest; Advances; Payment. The 2023 Credit Agreement provides for a maximum credit line of One Million Five Hundred Thousand Dollars and No Cents ($1,500.000.00) (“Maximum Credit Line”) with simple interest accrued on any advances of the money under the 2023 Credit Agreement at Eight Percent (8%) per annum. The principal amount of any advance of money under the 2023 Credit Agreement (each being referred to as an “Advance”) is due in a lump sum, balloon payment on the third annual anniversary of the date of the Advance (“Advance Maturity Date”). Accrued and unpaid interest on any Advance is due and payable on a semi-annual basis with interest payments due on the last business day of June and last business day of December of each year. A Lender may demand that any portion or all of the unpaid principal amount of any Advance as well as accrued and unpaid interest thereon may be paid by shares of Company Common Stock (See: “Conversion Right” below) in lieu of cash payment. Company must request Advances from the Lenders. Either Lender may elect to separately, fully fund the Advance, or both Lenders may jointly elect to fund the Advance based on Lenders’ agreement on the portion of the Advance to be funded by each Lender. Lenders may severally or jointly reject any request for an Advance and neither Lender has an obligation to fund any Advance under the 2023 Credit Agreement.

Use of Proceeds. Advances may be used to fund general working capital needs of the Company, which includes: expansion of existing business operations or business lines to new geographical markets in Asia or other geographical markets; for development of new business lines (whether in existing or new geographical markets); acquisition of assets or companies (whether in existing or new geographical markets); and payment of any sums due under the Credit Agreement.

Unsecured Debt Obligation. Any Advance will be an unsecured general debt obligation of the Company. Further, there are no personal guarantees under the 2023 Credit Agreement.

Events of Default. The following shall constitute events of default under the 2023 Credit Agreement: (1) failure to make a payment of any Advance when due and payable and Company fails to cure such default within ten (10) days after receipt of a written notice from the Lender; (2) failure in the observance or performance of any non-monetary material covenant or agreement and Company fails to cure such default within thirty (30) days after written notice of default from the Lender; (3) failure of Company to comply with the obligations, terms, covenants or conditions of 2023 Credit Agreement, or breach by Company of any obligations, covenant, representation or warranty that is not cured within thirty (30) days from the receipt of a written notice from a Lender; (4) filing of a petition in bankruptcy or the commencement of any proceedings under any bankruptcy laws by or against Company, which filing or proceeding is not dismissed within sixty (60) days after the filing or commencement thereof, or if Company becomes insolvent; (5) petition is filed with a court to place the Company in receivership or similar status for benefit of creditors and appointment of a receiver is unvacated and unstayed for an aggregate of sixty (60) days; (6) for debts or judgments in excess of One Hundred Thousand Dollars and No Cents ($100,000.00) in face amount, a writ of execution or attachment or any similar process shall be issued or levied against all of the Company’s assets, or any judgment involving monetary damages shall be entered against the Company which shall become a lien on all of the Company’s assets and such execution, attachment or similar process or judgment is not released, bonded, satisfied, vacated or stayed within sixty (60) days after its entry or levy; or (7) Company ceases to carry on its primary business line for ninety (90) consecutive days. The remedy for any default that is not timely cured, if a cure period is allowed, is all sums due under the 2023 Credit Agreement becoming immediately due and payable.

Conversion Right. The 2023 Credit Agreement grants the following conversion rights to each Lender. (1) Optional Conversion. Each Advance shall be convertible, in whole or in part, into shares of Company Common Stock at the option of the Lender who made that Advance (being referred to as a “Conversion”), at any time and from time to time, at a price per share equal the “Conversion Price” (as defined below).

2

The Conversion Price for a Conversion shall be the average closing price of the Company Common Stock as quoted by the Bloomberg Financial Markets (or a comparable reporting service of national reputation selected by the Company and reasonably acceptable to the Lender effecting the Conversion if Bloomberg Financial Markets is not then reporting prices of the Company Common Stock) (collectively, “Bloomberg”), for the three (3) consecutive trading days prior to date of the Notice of Conversion.

The Conversion Price is not limited by a minimum price per share of Company Common Stock applicable to the Conversion. As such, if a Lender or Lenders loan a significant sum of money under the 2023 Credit Agreement and then elect to convert all or most of the loaned amount into shares of Company Common Stock, the resulting issuance of shares of Common Stock could significantly dilute existing Company shareholders.

Conversion upon a Change in Control Transaction. In the event that prior to the time of repayment of any Advance that has not previously been converted into shares of Company Common Stock, the Company shall consummate a “Change in Control Transaction” (as defined below), then the total amount of Advances outstanding shall convert into shares of Company Common Stock at the Conversion Price. “Change in Control Transaction” will be deemed to exist if (1) there occurs any consolidation, merger or other business combination of the Company with or into any a third party and the Company is not the surviving entity, or any other corporate reorganization or transaction or series of related transactions in which the voting stockholders of the Company prior to such event cease to own 50% or more of the voting power of the surviving entity after the transaction, or (2) in one or a series of related transactions, there is a sale or transfer of all or substantially all of the operating assets of the Company or all of its wholly-owned subsidiaries, determined on a consolidated basis, to a third party.

Conversion upon Breach of this Agreement. In the event that the Company breaches any provision of the 2023 Credit Agreement and does not remedy that breach within thirty (30) days after receipt of a written demand from a Lender, then each of the Lenders may convert all or any portion of the unpaid amount of their respective Advance or Advances into shares of Company Common Stock at the Conversion Price.

Warrants. In the event that a Lender elects to convert any portion of an Advance into shares of Company Common Stock in lieu of cash payment in satisfaction of that Advance, then Company will issue to the Lender five (5) detachable warrants for each share of Company Common Stock issued in a Conversion (“Warrants”). Each Warrant will entitle the Lender to purchase one (1) share of Common Stock (“Warrant Shares”) at a per-share exercise price equal to the Conversion Price. The exercise period of each Warrant will be five (5) years from date of issuance of the Warrant.

Board Approval. The disinterested directors of the Company, being Tan Wee Seng, Tsang Po Yee and Lee Yuen Fong, approved the terms and conditions of the 2023 Credit Agreement and form of Warrant at a meeting of the Company Board of Directors held on January 26, 2023. Negotiations for the 2023 Credit Agreement between the Lenders’ representatives and legal counsel and Company officers and legal counsel occurred from November 2022 into January 2023.

The following Company directors recused themselves from negotiations and discussions for, and the vote on, the 2023 Credit Agreement and Warrant due to affiliation with the Lenders or the Lender’s or Lenders’ controlling shareholders or their management members and in order to avoid a potential conflict of interest: Chan Heng Fai; Robert H. Trapp, Wong Tat Keung, Lum Kai Fai and Wong Shui Yeung. Messrs. Trapp, Keung and Yeung are the members of the Audit Committee of the Company’s Board of Directors.

The disinterested directors of the Company approved the 2023 Credit Agreement based on its terms being deemed more advantageous to the Company than the APB Credit Line in that: (1) the 2023 Credit Agreement provides an unsecured credit line while APB Credit Line imposes a lien on Company and its wholly-subsidiary assets; (2) the maximum principal amount of the 2023 Credit Line is greater than the maximum principal amount of the APB Credit Line - $1,500,000 versus $1,000,000; (3) APB Credit Line had a two year maturity date while the 2023 Credit Agreement provides for a three year maturity date; (4) APB Credit Line and 2023 Credit Agreement provide for the same 8% simple annual interest rate; (5) there is no origination fee or increased interest rate upon a default under the 2023 Credit Agreement; and (6) fostering a relationship with companies affiliated with Mr. Chan is deemed to be beneficial to the Company’s efforts to grow its business in revenues and profits.

3

As a “penny stock” company lacking the tangible assets typically required for traditional bank financing, the Company has not received an offer of a firm commitment for working capital funding from other third-party funding sources in 2021 or 2202 and the few expressions of general interest in providing working capital funding from other third parties during that period were equity-based with the funding source seeking to sell shares of Company Common Stock into the public market to achieve a return on investment and without the prospect of ongoing funding.

Piggyback Registration Rights. The 2023 Credit Agreement grants piggyback registration rights for any shares of Company Common Stock, Warrants and shares of Company Common Stock issued upon exercise of Warrants.

Existing Loan Agreement. As previously reported, the Company has an existing secured credit line with American Pacific Bancorp, Inc., a Texas corporation located in Houston, Texas, (“APB”) for $1 million credit line under a Loan Agreement, Security Agreement and Revolving Credit Promissory Note, each dated July 26, 2022 but fully executed and closed as of July 27, 2022, (collectively, “APB Credit Line”). The Company intends to use the 2023 Credit Agreement with the Lenders as its primary debt funding source for working capital needs. The Company intends to maintain the APB Credit Line in addition to the credit line under the 2023 Credit Agreement. As of the date of this Form 8-K, Company has an outstanding balance of US$ 990,147.11 under the APB Credit Line.

Lenders. GWI is based in State of Maryland and is focused on serving business-to-business (B2B) needs in e-commerce, collaboration and supply chains. GWI is a reporting company under the Securities Exchange Act of 1934. The Financial Industry Regulatory Authority (“FINRA”) cleared GWI request under Rule 15c2-11 in 2015 for an unpriced quotation on the OTC Bulletin Board and in OTC Link under the symbol “HTPN”, but there is no established public trading market for its shares of common stock. AWMC is based in California and Singapore and is engaged in the providing a financial educational lifestyle platform that combines “FinTech, Crypto, Retail, Personal Wealth Building, Wellness, and Nutrition” for end users and has its common stock quoted on the Pink Sheet OTC market under the trading symbol “HIPN”.

Chan Heng Fai is deemed to control GWI by virtue of his majority ownership of stock of the parent company of GWI’s primary shareholder, Alset International Inc. (“AIL”). AIL owns approximately 99.69% of GWI’s issued shares of common stock. Further, Mr. Chan is the Chairman and Chief Executive Officer of AIL and he is also the Chairman, Chief Executive Officer and largest stockholder of Alset Inc., which is the majority stockholder of AIL. Mr. Chan also serves as GWI’s Executive Chairman of the GWI’s Board of Directors since December 1, 2017, and he served as a GWI director since October 23, 2014. Previously, Mr. Chan served as GWI’s Acting Chief Executive Officer. Lum Kan Fai, a director of the Company, serves as a Vice Chairman of GWI and served as GWI’s chief executive officer, president and chief technology officer.

Mr. Chan also controls AWMC by virtue of his ownership of approximately 95.6% of issued shares of AWMC common stock. Robert H. Trapp, a director of the Company, is also a director of AWMC.

GWI is the owner of record of 13,776,163 shares of Company Common Stock, representing approximately 38.10% of the issued and outstanding shares of Company Common Stock as of the date of this Form 8-K (based on 36,156,130 shares issued and outstanding). Mr. Chan is the owner of record of 14,372,797 shares of Company Common Stock, approximately 39.75% of the issued shares of Company Common Stock, which total includes the 13,776,163 shares held by GWI and the shares of Company Common Stock by the following companies that are also controlled by Mr. Chan: 39,968 shares held by BMI Capital Partners International Limited; 18,512 shares held by LiquidValue Development Pte Ltd. and 443,154 shares held by Decentralized Sharing Systems, Inc. This total also includes 95,000 shares of Company Common Stock held personally by Mr. Chan.

On October 17, 2022, GWI entered into a Stock Purchase Agreement, with Mr. Chan whereby GWI bought an aggregate of 7,276,163 shares of the Company Common Stock owned by Mr. Chan.

4

A majority of the directors of the Company are affiliated with Mr. Chan by virtue of either serving as directors, officers or both positions with, or being engaged by, companies controlled by Mr. Chan. The Company directors affiliated with Mr. Chan are: Robert H. Trapp, Wong Tat Keung, Wong Shui Yeung and Lum Kan Fai.

Potential Change of Control. While the purpose of the 2023 Credit Agreement is to provide necessary working capital to the Company and 2023 Credit Agreement is not intended by the Company or Lenders to be a mechanism for effecting any change in control of the Company, if GWI loans a significant sum under the 2023 Credit Agreement and then elects to convert those sums into shares of Company Common Stock as well as exercise Warrants issued with those shares, then GWI could attain more than 50% of the issued shares of Company Common Stock and thereby attain voting control of the Company. Since the Conversion Price does not have a floor or minimum per share price, any decrease in the market price of the Company Common Stock will increase the number of shares that a Lender could receive in a Conversion and the exercise of Warrants.

General. The 2023 Credit Agreement and Warrant contain other usual and customary terms and conditions for similar commercial transactions. The above summary of the 2023 Credit Agreement and Warrant is qualified in its entirety by reference to the Credit Agreement, which is attached to this Form 8-K as Exhibit 10.1, and the form of Warrant, which is attached to this Form 8-K as Exhibit 10.2.

Forward Looking Statements. The above summary of the 2023 Credit Agreement may contain “forward looking statements” under the Private Securities Litigation Reform Act of 1995. Specifically, the permitted use of sums loaned under the 2023 Credit Agreement for funding possible growth or expansion of Company business operations is a not a representation or guarantee by the Company of any future expansion or growth of Company operations or an indication of or representation as to future business or financial performance of the Company. Whether the Company will attempt to expand its operations in an existing markets or new geographical markets will depend on a number of factors, including the availability of adequate and timely funding. There can be no assurance that the Company will expand or grow its business or achieve any financial performance resulting from the 2023 Credit Agreement or otherwise. Actual results of operations and business development activities may vary significantly from any results implied by forward looking statements.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Exhibit Description

10.1	Convertible Credit Agreement by and among Value Exchange International, Inc., GigWorld, Inc. and American Wealth Mining Corp., dated January 27, 2023
10.2	Form of Warrant issuable by Value Exchange International, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALUE EXCHANGE INTERNATIONAL, INC.

By:	/s/ Tan Seng Wee Kenneth
Name:	Tan Seng Wee Kenneth
Title:	Chief Executive Officer and President
Date:	February 2, 2023

5

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Convertible Credit Agreement by and among Value Exchange International, Inc., GigWorld, Inc., and American Wealth Mining Corp., dated January 27, 2023
10.2	Form of Warrant issuable by Value Exchange International, Inc.

6